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                                                                    EXHIBIT 99.1


FOR RELEASE:  APRIL 11, 2000


PARKER HANNIFIN WELCOMES COMMERCIAL INTERTECH WITH COMPLETION OF MERGER

Cleveland and Youngstown, Ohio: April 11, 2000 - Parker Hannifin (NYSE: PH) and Commercial Intertech (NYSE: TEC) announced the completion of their merger today, after receiving approval at a special meeting of Commercial Intertech shareholders held this morning.

As a result of the merger, Commercial Intertech shareholders receive 0.4611 shares of Parker common stock for each share of Commercial Intertech common stock owned except for those shares for which a cash election was made. Because more than 49 percent of the Commercial Intertech shares represented cash elections, shareholders who elected to receive cash for all or part of their shares will receive a prorated combination of cash and stock. The specific terms of the proration will be announced on or about April 24, 2000, and letters of transmittal will be sent to shareholders shortly thereafter. For those Commercial Intertech shareholders who receive Parker stock, the transaction will be tax-free.

This transaction is among 45 mergers, joint ventures and acquisitions that Parker has completed since April 1993, which together have added more than $1.8 billion in first-year sales. It also furthers the company's strategy to fuel sustainable growth via systems engineering, offering the complete breadth of motion-control capabilities to customers in its industrial, mobile, commercial and aerospace markets.

"We are very pleased to welcome Commercial Intertech as a valuable addition to the Parker family," said Duane Collins, Parker's Chairman and Chief Executive Officer. "We have laid the groundwork for a successful business combination, and we're ready to get started on honing our strengths."

The companies said their progress in preliminary planning has paved the way for fast integration of their systems and business processes. President and Chief Operating Officer Don Washkewicz said, "Integration planning confirmed what we believed to be strengths of Commercial Intertech -- particularly the quality of their


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employees and the breadth of their product portfolio. Together, we have a lot of growth opportunities ahead."

Hydraulics Group President Marwan Kashkoush said, "Starting today, we have greater resources, greater knowledge and greater competitive strength to take the company built by Commercial Intertech employees even further with our investment and commitment to growth."

With $5 billion in annual sales, Parker Hannifin Corporation is the world's leading diversified manufacturer of motion and control technologies, providing systematic, precision-engineered solutions for a wide variety of commercial, industrial and aerospace markets. For more information, visit the company's web site at www.parker.com, or its investor information site at www.phstock.com.

Forward-Looking Statements:

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. All statements regarding future performance, events or developments, including statements related to earnings accretion and synergies to be realized in the merger, are forward-looking statements. It is possible that the company's future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as changes in: business relationships with and purchases by or from major customers or suppliers; competitive market conditions and resulting effects on sales and pricing; increases in raw-material costs which cannot be recovered in product pricing; global economic factors, including currency exchange rates and difficulties entering new markets; ability to successfully integrate Commercial Intertech's business with Parker's; and factors noted in the companies' reports filed with the U.S. Securities and Exchange Commission.